Exhibit 10.3
Execution Copy
SUBSCRIPTION AGREEMENT
Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
Gentlemen:
     The undersigned (the “Investor”) hereby confirms its agreement with Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), as follows:
     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.
     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of $32,000,000 principal amount of the Company’s 8.25% Senior Convertible Notes due 2013 (the “Notes”), which are convertible (at the initial conversion rate specified in the Indenture and the Notes, under the circumstances and subject to adjustment as set forth in the Indenture, into shares (the “Conversion Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company in accordance with the terms of the Notes and the Indenture to be dated as of the Closing Date (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated the Closing Date. The Notes and the Conversion Shares are collectively referred to herein as the “Securities.”
     3. The offering and sale of the Securities (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-162858 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing only certain supplemental information regarding the Securities, the terms of the Offering and the Company, (c) if applicable, a Preliminary Prospectus Supplement (the “Preliminary Prospectus Supplement”) containing certain supplemental information regarding the Securities, the terms of the Offering and the Company and (d) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing only certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor prior to the Closing.
     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the principal amount of the Notes set forth below for the aggregate purchase price set forth below. The Notes shall be purchased pursuant to the Terms and Conditions for Purchase of Notes attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus Supplement and that there is no minimum offering amount.
     5. The manner of settlement of the Notes:
The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with a custodian for and registered in the name of Cede & Co. as The Depository Trust Company (“DTC”) nominee. Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall deliver Notes registered in the Investor’s name and address as set forth below and released by the Trustee to the Investor through DTC at the Closing directly to the account(s) at Lazard Capital Markets LLC (“LCM”) identified by the Investor; upon receipt of such Notes, LCM shall promptly electronically deliver such Notes to the Investor, and simultaneously therewith payment shall be made by LCM by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	NOTIFY LCM OF THE ACCOUNT OR ACCOUNTS AT LCM TO BE CREDITED WITH THE NOTES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT LCM TO BE CREDITED WITH THE NOTES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR.
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE NOTES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE NOTES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
     6. The Notes shall be delivered in accordance with the terms thereof.
     7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a Financial Industry Regulatory Authority member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Securities, has acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

          (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
     8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission), the Preliminary Prospectus Supplement, including the Base Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including the pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.
     9. No offer by the Investor to buy the Notes will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Disclosure Package and the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Placement Agents on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.
     10. The Company acknowledges that the only material, non-public information relating to the Company it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering and the Preliminary Prospectus Supplement, which will be filed with the Commission prior to the opening of the New York Stock Exchange on February 11, 2010.

Principal Dollar Amount of Notes: $_____________________
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: February ___, 2010

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this ___ day of February, 2010:

HARVEST NATURAL RESOURCES, INC.
By:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES
     1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Notes.
     2. Agreement to Sell and Purchase the Securities; Placement Agents.
          2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the principal amount of Notes set forth on the signature page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
          2.2 The Company anticipates that other investors (the “Other Investors”) will participate in the Offering, and expects to complete sales of Notes to them. The Company agrees that such Other Investors will execute substantially the same form of Subscription Agreement as this Agreement. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
          2.3 The Investor acknowledges that the Company has agreed to pay Lazard Capital Markets LLC (“LCM”) and Madison Williams and Company, LLC (“MWC”, and together with LCM, the “Placement Agents”) a fee (the “Placement Fee”) of six percent (6.0%) in respect of the sale of Notes to the Investor.
          2.4 The Company has entered into a Placement Agent Agreement, dated the date hereof (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.
          2.5 The Company will enter into an Indenture to be dated as of the Closing Date between the Company and U.S. Bank, N.A., as Trustee, as supplemented by the supplemental indenture to be dated as of the Closing Date, pursuant to which the Notes will be issued.
     3. Closing and Delivery of the Notes and Funds.
          3.1 Closing. The completion of the purchase and sale of the Notes (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Trustee to deliver to the account of the Investor a Note for the principal amount set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Notes being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

          3.2 Conditions to the Obligations of the Parties.
               (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Notes to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Notes being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.
               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Notes will be subject to the accuracy of(x) the representations and warranties made by the Company in this Agreement and the Placement Agreement shall be true and correct as of the date hereof and as of the Closing Date and the Company shall have fulfilled those undertakings of the Company required to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and (y) that the Placement Agents shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Notes that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that LCM, in behalf of the Placement Agents, in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by the Placement Agreement, then LCM may, but shall not be obligated to, terminate the Placement Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below. The Placement Agents shall not have the authority to amend or modify the Company’s representations and warranties set forth in Section 3 of the Placement Agreement or the closing conditions contained in Section 7 of the Placement Agreement in a manner adverse to the Investor or waive any provisions or conditions contained therein without the consent of the Investor.
          3.3 Delivery of Funds.
               Delivery Versus Payment through The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at LCM to be credited with the Notes being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Notes being purchased by the Investor.
          3.4 Delivery of Notes.
               Delivery Versus Payment through The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify LCM of the account or accounts at LCM to be credited with the Notes being purchased by such Investor. On the Closing Date, the Company shall deliver the Notes to the Investor through DTC directly to the account(s) at LCM identified by Investor and simultaneously therewith payment shall be made by LCM by wire transfer to the Company.

     4. Representations, Warranties and Covenants of the Investor.
     The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents (as to themselves) that:
          4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Notes, including investments in securities issued by the Company and investments in comparable companies, (b) has provided all information on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the principal amount of Notes set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.
          4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus or any free writing prospectus.
          4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).
          4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities. The Investor also understands that there is no established public trading market for the Notes being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing the Notes on any securities exchange. Without an active market, the liquidity of the Notes will be limited.
          4.5 Since the date on which the Placement Agents first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales involving the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor. The Placement Agents and Lazard Fréres & Co. shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.
     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:
               (a) if to the Company, to:
Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
Attention: Keith L. Head, Vice President and General Counsel
Facsimile: (281) 899-5702

with copies to:
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Attention: Harva R. Dockery
Facsimile: (214) 855-8200
          (b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
     12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Notes to such Investor.
     13. Press Release. The Company and the Investor agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, (a) issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) file a Current Report on Form 8-K with the Securities and Exchange Commission including a form of this Agreement, form of Note and supplemental indenture as exhibits thereto. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of any Investor in any press release or filing with the Securities and Exchange Commission or any regulatory agency or trading market, without the prior written consent of such Investor, except

(i) as required by federal securities law and (ii) to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investor with prior written notice of such disclosure permitted under this sub-clause (ii). As of the issuance of the press release described above, the Investor shall not be in possession of any material, non public information received from the Company (other than as set forth in Section 10 on page 3 of this Agreement), any subsidiary of the Company or any of their respective officers, directors or employees.
     14. Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto. The Investor shall have the right to terminate this Agreement if the Closing has not occurred on or before February 19, 2010.

Exhibit A
HARVEST NATURAL RESOURCES, INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Notes are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Notes are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Notes:

8.	Account Number at DTC Participant being credited with the Notes: